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1                                                EXHIBIT 10(h)
                                                 FORM 10-Q for the Quarter
                                                 Ended September 30, 1996


                          1996 LONG TERM INCENTIVE PLAN

1. Purpose of Plan

     The AT&T Capital Corporation 1996 Long Term Incentive Plan (the "Plan") is designed:

(a) to promote the long term financial interests and growth of AT&T Capital Corporation (the "Corporation") and its subsidiaries (the "Subsidiaries") by attracting and retaining employees with the training, experience and ability to enable them to make a substantial contribution to the success of the Corporation's business;

(b) to motivate selected employees by means of growth-related incentives to achieve long range goals; and

(c) to further the identity of interests of participants with those of the stockholders of the Corporation through opportunities for increased stock, or stock-based, ownership in the Corporation.

2. Definitions

As used in the Plan, the following words shall have the following meanings:

(a) "Board of Directors" means the Board of Directors of the Corporation.

(b) "Committee" means the Compensation Committee of the Board of Directors

(c) "Common Stock" or "Share" means common stock of the Corporation which may be authorized but unissued or issued and reacquired.

(d) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(e) "Fair Market Value" means, with respect to a share of Common Stock, (i) prior to an IPO, the amount established at the immediately preceding determination, which determination will have been made not less than annually, by an independent U.S.-based investment banker (or, in the sole discretion of the Board of Directors, an independent U.S.-based appraisal firm) selected by the Board of Directors, as the fair market value of a Share without giving effect to any discount attributable to the illiquidity of the Shares or the fact that any such Shares may constitute a minority interest in the Corporation or any premium attributable to any special rights of any holder with respect to its Shares; provided that prior to the first such determination, Fair Market Value shall the amount determined in good faith by the Committee and (ii) after an IPO, the value of a Share as reported for stock exchange transactions and/or determined in accordance with any applicable resolutions or regulations of the Committee or the Board of Directors in effect at the relevant time. Notwithstanding the foregoing, a Grant Agreement may set forth a more specific or a different definition of "Fair Market Value" for the purpose or purposes set forth in such Grant Agreement.

(f) "Grant" means an award made to a Participant pursuant to the Plan and

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2                                                EXHIBIT 10(h)
                                                 FORM 10-Q for the Quarter
                                                 Ended September 30, 1996

described in Paragraph 5, including, without limitation, an award of an Incentive Stock Option, Stock Option, Stock Appreciation Right, Dividend Equivalent Right, Restricted Stock, Purchase Stock, Performance Units, Performance Shares or other Stock-Based Grant or any combination of the foregoing.

(g) "Grant Agreement" means an agreement between the Corporation and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

(h) "IPO" means a sale of Shares to the public that results in an active trading market in the Shares.

(i) "Member" means a person, including an officer, in the regular full-time employment of the Corporation or one of its Subsidiaries.

(i) "Participant" means a Member, a non-employee director of the Corporation or one of its Subsidiaries, or other person having a unique relationship with the Corporation or one of its Subsidiaries, to whom one or more Grants have been made and such Grants have not all been forfeited or terminated under the Plan.

(k) "Stock-Based Grants" means the collective reference to the grant of Stock Appreciation Rights, Dividend Equivalent Rights, Restricted Stock, Performance Units, Performance Shares and Other Stock Based Grants.

(1) "Stock Options" means the collective reference to "Incentive Stock Options" and "Other Stock Options".

(m) "Subsidiary" means any corporation other than the Corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain.

3. Administration of Plan

(a) The Plan shall be administered by the Committee. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

(b) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Corporation, and the officers and directors of the Corporation shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Corporation and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members

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3                                                EXHIBIT 10(h)
                                                 FORM 10-Q for the Quarter
                                                 Ended September 30, 1996

the Committee shall be fully protected by the Corporation with respect to any such action, determination or interpretation.

(c) In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

4. Eligibility

     The Committee may from time to time make Grants under the Plan to such Members, or other persons having a unique relationship with the Corporation or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine. Grants may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, such Grant Agreement shall contain provisions dealing with the treatment of Grants in the event of the termination, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a change of control of the Corporation.

5. Grants

     From time to time, the Committee will determine the forms and amounts of Grants for Participants. Such Grants may take the following forms in the Committee's sole discretion:

(a) Incentive Stock Options - These are stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to purchase Common Stock. In addition to other restrictions contained in the Plan, an option granted under this Paragraph 5(a), (i) may not be exercised less than 6 months or more than 10 years after the date it is granted, (ii) may not have an option price less than the fair market value (as defined under the Code) of Common Stock on the date the option is granted, (iii) must otherwise comply with
Section 422 of the Code and (iv) must be designated as an "Incentive Stock Option" by the Committee. The maximum aggregate fair market value of Common Stock (determined at the time of each Grant) with respect to which any Participant may first exercise Incentive Stock Options under this Plan and any Incentive Stock Options granted to the Participant for such year under any other plans of the Corporation or any Subsidiary in any calendar year is $100,000. Payment of the option price shall be made in cash or in shares of Common Stock, or a combination thereof, in accordance with the terms of the Plan, the Grant Agreement, and of any applicable guidelines of the Committee in effect at the time.

(b) Other Stock Options - These are options to purchase Common Stock which are not designated by the Committee as "Incentive Stock Options." At the time of the Grant the Committee shall determine, and shall have contained in the Grant Agreement or other Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the Grant or exercise of the Other Stock Option as the Committee deems appropriate, which may include the requirement that the Grant of Other Stock Options is predicated on the acquisition of Purchase Stock under Paragraph 5(e) by the

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4                                                EXHIBIT 10(h)
                                                 FORM 10-Q for the Quarter
                                                 Ended September 30, 1996

Participant. In addition to other restrictions contained in the Plan, an option granted under this Paragraph 5(b) may not be exercised less than 6 months or more than 11 years after the date it is granted (or, if such Option is not then exercisable in accordance with the applicable Grant Agreement or other Plan rules, such later date that is 60 days following the date on which such option shall have become exercisable). Payment of the option price shall be made in cash or in shares of Common Stock, or a combination thereof in accordance with the terms of the Plan and of any applicable guidelines of the Committee in effect at the time.

(c) Stock Appreciation Rights - These are rights that on exercise entitle the holder to receive the excess of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Fair Market Value of a Share on the date of Grant (the "base value") multiplied by (iii) the number of rights exercised as determined by the Committee. Stock Appreciation Rights granted under the Plan may, but need not be, granted in conjunction with an Option under Paragraph 5 (a) or 5 (b) . The Committee, in the Grant Agreement or by other Plan rules, may impose such conditions or restrictions on the exercise of Stock Appreciation Rights as it deems appropriate, and may terminate, amend, or suspend such Stock Appreciation Rights at any time. No Stock Appreciation Right granted under this Plan may be exercised less than 6 months or more than 11 years after the date it is granted (or, if such Stock Appreciation Right is not then exercisable in accordance with the applicable Grant Agreement or other Plan rules, such later date that is 60 days following the date on such Stock Appreciation Right shall have become exercisable). To the extent that any Stock Appreciation Right that shall have become exercisable, but shall not have been exercised or canceled or, by reason of any termination of employment, become nonexercisable, such right shall be deemed to have been exercised automatically, without any notice of exercise, on the last day on which it is exercisable, provided that any conditions or limitations on its exercise are satisfied (other than (i) notice of exercise and (ii) exercise or election to exercise during the period prescribed) and the Stock Appreciation Right shall then have value. Such exercise shall be deemed to specify that the holder elects to receive cash and that such exercise of a Stock Appreciation Right shall be effective as of the time of automatic exercise.

(d) Restricted Stock - Restricted Stock is Common Stock delivered to a Participant with or without payment of consideration with restrictions or conditions on the Participant's right to transfer or sell such stock; provided that the price of any Restricted Stock delivered for consideration and not as bonus stock may not be less than the par value. If a Participant irrevocably elects in writing in the calendar year preceding a Grant of Restricted Stock, dividends paid on the Restricted Stock granted may be paid in shares of Restricted. Stock equal to the cash dividend paid on Common Stock. The number of shares of Restricted Stock and the restrictions or conditions on such shares shall be as the Committee determines, in the Grant Agreement or by other Plan rules, and the certificate for the Restricted Stock shall bear evidence of the restrictions or conditions. No Restricted Stock may have a restriction period of less than 6 months, other than in the case of death or disability.

(e) Purchase Stock.- Purchase Stock are shares of Common Stock offered to a

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5                                                EXHIBIT 10(h)
                                                 FORM 10-Q for the Quarter
                                                 Ended September 30, 1996

Participant at such price as determined by the Committee, the acquisition of which will make the Participant eligible to receive Grants under the Plan of (including, but not limited to) Other Stock Options; provided, however, that the price of such Purchase Shares may not be less than the par value.

(f) Dividend Equivalent Rights - These are rights to receive cash payments from the Corporation at the same time and in the same amount as any cash dividends paid on an equal number of shares of Common Stock to shareholders of record during the period such rights are effective. The Committee, in the Grant Agreement or by other Plan rules, may impose such restrictions and conditions on the Dividend Equivalent Rights, including the date such rights will terminate, as it deems appropriate, and may terminate, amend, or suspend such Dividend Equivalent Rights at any time.

(g) Performance Units - These are rights to receive at a specified future date, payment in cash of an amount equal to all or a portion of the value of a unit granted by the Committee. At the time of the Grant, in the Grant Agreement or by other Plan rules, the Committee must determine the base value of the unit, the performance factors applicable to the determination of the ultimate payment value of the unit and the period over which the performance of the Corporation will be measured. These factors must include a minimum performance standard for the Corporation below which no payment will be made and a maximum performance level above which no increased payment will be made. The term over which the performance of the Corporation will be measured shall be not less than 6 months.

(h) Performance Shares - These are rights to receive at a specified future date, payment in cash or Common Stock, as determined by the Committee, of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Common Stock for all days that such Common Stock is traded during the last 45 days of a specified period of performance, at the end of, and based upon the performance of the Corporation during, such period. At the time of the Grant, the Committee, in the Grant Agreement or by Plan rules, will determine the factors which will govern the portion of the rights so payable and the period over which the performance of the Corporation will be measured. The factors will be based on the performance of the Corporation and must include a minimum performance standard for the Corporation below which no payment will be made and a maximum performance level above which no increased payment will be made. The term over which the performance of the Corporation will be measured shall be not less than six months. Performance Shares will be granted for no consideration.

(i) Other Stock-Based Grants - The Committee may make other Grants under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Paragraph 5 (d) ) are or may in the future be acquired, or Grants denominated in stock units, including ones valued using measures other than market value. Other Stock-Based Grants may be granted with or without consideration; provided, however, that the price of any such Grant made for consideration that provides for the acquisition of shares of Common Stock or other equity securities of the Corporation may not be less than the par value, if any, of the Common Stock or such other equity securities. Such Other Stock-Based Grants may be made alone, in addition to or in tandem with any Grant of any type made under the Plan and must be consistent with the purposes of the Plan.


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6                                                EXHIBIT 10(h)
                                                 FORM 10-Q for the Quarter
                                                 Ended September 30, 1996

6. Limitations and Conditions

(a) The number of Shares available for Grants under this Plan shall be [15,000,0001 shares of the authorized Common Stock as of the effective date of the Plan. The number of Shares subject to Grants under this Plan to any one Participant shall not be more than [1,000,000] shares. Unless restricted by applicable law, Shares related to Grants that are forfeited, terminated, canceled or expire unexercised, shall immediately become available for Grants.

(b) No Grants shall be made under the Plan beyond ten years after the effective date of the Plan (the "Plan Expiration Date"), but the terms of Grants made on or before the Plan Expiration Date may extend beyond such Plan Expiration Date as specified in the applicable Grant Agreement. At the time a Grant is made or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant.

(c) Nothing contained herein shall affect the right of the Corporation to terminate any Participant's employment at any time or for any reason.

(d) Deferrals of Grant payouts may be provided for, at the sole discretion of the Committee, in the Grant Agreements.

(e) Except as otherwise prescribed by the Committee, to the extent that any cost or expense is or should be recognized for either financial accounting or income tax purposes, the amounts of the Grants for any employee of a Subsidiary, along with interest, dividend, and other expenses accrued on deferred Grants shall be charged to the Participant's employer during the period for which the Grant is made. If the Participant is employed by more than one Subsidiary or by both the Corporation and a Subsidiary during the period for which the Grant is made, the Participant's Grant and related expenses, if any, will be allocated between the companies employing the Participant in a manner prescribed by the Committee.

(f) Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

(g) Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Corporation in respect of any Shares purchasable in connection with any Grant unless and until certificates representing any such Shares have been. or are required to be, issued by the Corporation to such Participants.

(h) No election as to benefits or exercise of Stock Options or Stock-Based Grants may be made during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

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7                                                EXHIBIT 10(h)
                                                 FORM 10-Q for the Quarter
                                                 Ended September 30, 1996

(i) Absent express provisions to the contrary, any Grant under this Plan shall not be deemed compensation to the Participant for purposes of computing benefits or contributions under any retirement plan of the Corporation or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind or subsequently in effect under which the availability or amount of benefits is related to the Participant's level of compensation. This Plan is not a "retirement plan" or "welfare plan" under the Employee Retirement Income Security Act of 1974, as amended.

(j) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Corporation or any of its Subsidiaries, nor shall any assets of the Corporation or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Corporation's obligations under the Plan.

7.   Financial Assistance

     If the Committee determines that such action is advisable, the Corporation may assist any Participant to whom a Grant has been made under the Plan in obtaining financing from the Corporation or a Subsidiary or from a bank or other third party, on such terms as are determined by the Committee, and in such amount as is required to accomplish the purposes of the Plan, including, but not limited to, to purchase Restricted Stock or Purchase Stock, to permit the exercise of a Stock Option, the participation therein, and/or the payment of any taxes in respect thereof. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Corporation or a Subsidiary, a guarantee of the obligation by the Corporation or a Subsidiary, or the maintenance by the Corporation or a Subsidiary of deposits with such bank or third party.

8. Transfers and Leaves of Absence

        For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant's employment to a Subsidiary without an intervening period of separation among the Corporation and any Subsidiary shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Corporation during such leave of absence.

9.      Adjustments

        In the event of any change in the outstanding Common Stock by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, change of control, or similar event, the Committee may adjust appropriately the number of Shares subject to the Plan and available for or covered by Grants and Share prices related to outstanding Grants and make such other revisions to outstanding Grants as it deems are equitably required.

10. Merger, Consolidation, Exchange, Acquisition, Liquidation Dissolution

        In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Stock Option or any Stock-Based Grant (but after a Grant, subject to the terms of any


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8                                                EXHIBIT 10(h)
                                                 FORM 10-Q for the Quarter
                                                 Ended September 30, 1996

relevant Grant Agreement), the Committee may provide that such Stock Option or Stock-Based Grant cannot be exercised after the merger or consolidation of the Corporation into another corporation, the exchange of all or substantially all of the assets of the Corporation for the securities of another corporation, the acquisition by another corporation of a specified percentage or more of the Corporation's then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of the Corporation, and if the Committee so provides, it shall, on such terms and conditions as it deems appropriate in its absolute discretion (but after a Grant, subject to the terms of any relevant Grant Agreement) , also provide, either by the terms of such Stock Option or Stock-Based Grant or by a resolution adopted prior to the occurrence of such merger, consolidation, exchange, acquisition, recapitalization, reclassification, liquidation or dissolution, that, for some period of time prior to such event, such Stock Option or Stock-Based Grant shall be exercisable as to all shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Paragraph 6(b)) and that, upon the occurrence of such event, such Stock Option or Stock-Based Grant shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Stock Option or Stock-Based Grant shall remain exercisable after any such event, from and after such event, any such Stock Option or Stock-Based Grant shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of shares of stock for which such Stock Option or Stock-Based Grant could have been exercised immediately prior to such event.

11. Amendment and Termination

     The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that, except for adjustments under Paragraph 9 or 10 hereof, no such action shall modify such Grant in a manner adverse to the Participant without the Participant's consent unless such modification is provided for or contemplated in the terms of the Grant Agreement.

     The Board of Directors may amend, suspend or terminate the Plan except that no such action, other than an action under Paragraph 9 or 10 hereof, may be taken which would, without shareholder approval, increase the aggregate number of Shares available for Grants under the Plan, decrease the price of outstanding Stock Options or Stock Appreciation Rights, change the requirements relating to the Committee or extend the term of the Plan.

12. Foreign Options and Rights

        The Committee may make Grants to Members who are subject to the laws of nations other than the United States, which Grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with foreign laws and practices.

13. Withholding Taxes

        The Corporation shall have the right to deduct from any cash payment

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9                                                EXHIBIT 10(h)
                                                 FORM 10-Q for the Quarter
                                                 Ended September 30, 1996

made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment, the amount of any such taxes to be determined by the Corporation in its absolute discretion. It shall be a condition to the obligation of the Corporation to deliver Shares upon the exercise of a Stock Option or Stock Appreciation Right, upon payment of Performance Units or Performance Shares, upon delivery of Restricted Stock or upon exercise, settlement or payment of any Other Stock-Based Grant, that the Participant pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes. Any Grant Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Grant Agreement, to pay a portion or all of such withholding taxes in shares of Common Stock.

14. Effective Date and Termination Dates

     The Plan shall be effective on and as of the date of its approval by the stockholders of the Corporation and shall terminate ten years later, subject to earlier termination by the Board of Directors pursuant to Paragraph 11.







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